                                                                     Exhibit 2.8

                                    WARRANTS

NO. [___]                        RELATIONSERVE, INC.             [______] SHARES

                        WARRANT TO PURCHASE COMMON STOCK

                     VOID AFTER 5:30 P.M., EASTERN STANDARD
                          TIME, ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES  ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT
BEEN  REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),  AND
MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT
COMPLIANCE  WITH THE  REGISTRATION  OR  QUALIFICATION  PROVISIONS  OF APPLICABLE
FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

            FOR VALUE RECEIVED, RELATIONSERVE, INC., a Delaware corporation (the
"Company"),  hereby  agrees  to  sell  upon  the  terms  and on  the  conditions hereinafter set forth,  but no later than 5:30 p.m.,  Eastern  Standard Time, on the Expiration Date (as hereinafter defined) to [________________] or registered assigns (the "Holder"),  under the terms as hereinafter set forth, _____________
(______) fully paid and non-assessable shares of the Company's Common Stock, par value $0.0001 per share (the "Warrant Stock"),  at a purchase price of [_______]
(_____)  per  share  (the  "Warrant  Price"),  pursuant  to this  warrant  (this
"Warrant").  The  number  of  shares of  Warrant  Stock to be so issued  and the
Warrant  Price are subject to adjustment in certain  events as  hereinafter  set forth. The term "Common Stock" shall mean, when used herein,  unless the context otherwise  requires,  the stock and other  securities  and  property at the time receivable upon the exercise of this Warrant.

            Capitalized  terms used and not otherwise  defined herein shall have the respective meanings attributed thereto in Section 10.

            1. EXERCISE OF WARRANT.

               (a) The Holder may exercise  this Warrant  according to its terms by surrendering  this Warrant to the Company at the address set forth in Section
11, the subscription  form attached hereto having then been duly executed by the
Holder,  accompanied  by cash,  certified  check or bank draft in payment of the purchase price, in lawful money of the United States of America,  for the number of shares  of the  Warrant  Stock  specified  in the  subscription  form,  or as otherwise  provided in this Warrant,  prior to 5:30 p.m., Eastern Standard Time, on [___________] (the "Expiration Date").

               (b) This  Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional  shares of Warrant Stock.  If exercised in part, the Company shall deliver to the Holder a new Warrant,  identical  in form,  in the name of the Holder,  evidencing  the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief
Executive  Officer or President and the Secretary or Assistant  Secretary of the
Company.  The term Warrant as used herein shall include any  subsequent  Warrant issued as provided herein.

               (c) No fractional shares or scrip representing  fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions  with respect to the Warrants based upon the fair market value of such  fractional  shares of Common Stock (which shall be the closing price of such shares on the  exchange or market on which the Common Stock is then traded)
at the time of exercise of this Warrant.

               (d) In the event of any  exercise  of the rights  represented  by this Warrant,  a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder,  shall be delivered to the Holder within a reasonable  time after such rights shall have been so  exercised.  The person or entity in whose  name any  certificate  for the  Warrant  Stock is  issued  upon exercise of the rights  represented  by this  Warrant  shall for all purposes be deemed to have become the holder of record of such shares  immediately  prior to the close of  business  on the date on which the  Warrant  was  surrendered  and payment of the Warrant Price and any applicable taxes was made,  irrespective of the date of  delivery  of such  certificate,  except  that,  if the date of such surrender and payment is a date when the stock transfer books of the Company are closed,  such person shall be deemed to have become the holder of such shares at the opening of business on the next  succeeding date on which the stock transfer books are open.  Except as provided in Section 4 hereof,  the Company  shall pay any and all  documentary  stamp or similar  issue or transfer  taxes  payable in respect of the issue or delivery  of shares of Common  Stock on exercise of this
Warrant.

            2. DISPOSITION OF WARRANT STOCK AND WARRANT.

               (a) The Holder  hereby  acknowledges  that this  Warrant  and any
Warrant  Stock  purchased  pursuant  hereto  are,  as of the  date  hereof,  not registered: (i) under the Act on the ground that the issuance of this Warrant is exempt from  registration  under  Section 4(2) of the Act as not  involving  any public  offering or (ii) under any applicable  state  securities law because the issuance of this  Warrant  does not involve  any public  offering;  and that the
Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the  representations  hereby made to the Company by the Holder that it is acquiring  this Warrant and will acquire the Warrant Stock for investment for its own account,  with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject,  nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

            The Holder  hereby  agrees that it will not sell or transfer  all or any part of this Warrant  and/or  Warrant  Stock unless and until it shall first have given notice to the Company  describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the
Company, of counsel (skilled in securities  matters,  selected by the Holder and reasonably  satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative  letter from the
Securities and Exchange Commission to the effect that no enforcement action will be  recommended  if the proposed  sale or transfer is made without  registration under the Act.

               (b) If,  at the time of  issuance  of the  shares  issuable  upon exercise of this Warrant, no registration statement is in effect with respect to such  shares  under  applicable  provisions  of the Act,  the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder's  investment intent and that any stock  certificate  delivered to the Holder of a surrendered Warrant shall bear legends reading  substantially as follows:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
            UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD,  TRANSFERRED,
            PLEDGED OR  OTHERWISE  DISPOSED  OF IN THE  ABSENCE OF AN  EFFECTIVE
            REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT OF  1933  OR AN
            OPINION OF COUNSEL  SATISFACTORY  TO THE ISSUER OF THIS  CERTIFICATE
            THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder,  the Company may maintain  appropriate  "stop transfer"
orders with respect to such certificates and the shares  represented  thereby on its books and  records  and with  those to whom it may  delegate  registrar  and transfer functions.

            3.  RESERVATION  OF SHARES.  The Company  hereby  agrees that at all times there shall be reserved  for  issuance  upon the  exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant.  The Company  further agrees that all shares which may be issued upon the  exercise of the rights  represented  by this Warrant will be duly  authorized  and will,  upon  issuance and against  payment of the exercise price, be validly issued,  fully paid and  non-assessable,  free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring  contemporaneously with such issuance and other than transfer  restrictions imposed by federal and state securities laws.

            4.  EXCHANGE,  TRANSFER OR  ASSIGNMENT  OF WARRANT.  This Warrant is
exchangeable,  without expense,  at the option of the Holder,  upon presentation and  surrender  hereof to the  Company  or at the  office of its stock  transfer agent,  if any, for other  Warrants of different  denominations,  entitling  the
Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock  purchasable  hereunder.  Upon  surrender of this Warrant to the
Company  or at the  office  of its  stock  transfer  agent,  if  any,  with  the
Assignment  Form annexed  hereto duly  executed and funds  sufficient to pay any transfer  tax,  the Company  shall,  without  charge,  execute and deliver a new
Warrant in the name of the assignee  named in such  instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon  presentation  hereof at the office of the  Company or at the  office of its stock  transfer  agent,  if any, together with a written notice  specifying the names and  denominations in which new Warrants are to be issued and signed by the Holder hereof.

            5. CAPITAL  ADJUSTMENTS.  This  Warrant is subject to the  following further provisions:

               (a)  RECAPITALIZATION,  RECLASSIFICATION  AND SUCCESSION.  If any
recapitalization  of the Company or  reclassification of its Common Stock or any merger or  consolidation  of the  Company  into or with a  corporation  or other business  entity,  or the sale or  transfer of all or  substantially  all of the
Company's  assets  or  of  any  successor  corporation's  assets  to  any  other corporation or business  entity (any such  corporation or other business  entity being included within the meaning of the term "successor  corporation") shall be effected,  at any time while this Warrant  remains  outstanding  and  unexpired, then,  as  a  condition  of  such  recapitalization,  reclassification,  merger, consolidation,  sale or transfer,  lawful and adequate  provision  shall be made whereby the Holder of this  Warrant  thereafter  shall have the right to receive upon the  exercise  hereof as provided in Section 1 and in lieu of the shares of
Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital  stock,  securities or other property as may be issued or payable  with respect to or in exchange  for a number of  outstanding  shares of
Common  Stock  equal  to the  number  of  shares  of  Common  Stock  immediately
theretofore   issuable   upon   the   exercise   of  this   Warrant   had   such
recapitalization,  reclassification, merger, consolidation, sale or transfer not taken  place,  and in each  such  case,  the  terms  of this  Warrant  shall  be applicable  to the shares of stock or other  securities  or property  receivable upon the exercise of this Warrant after such consummation.

               (b)  SUBDIVISION OR COMBINATION OF SHARES.  If the Company at any
time while this Warrant  remains  outstanding  and unexpired  shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise  of this  Warrant  and  the  Warrant  Price  shall  be  proportionately adjusted.

               (c) STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time while this Warrant is outstanding  and unexpired  shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose  of  entitling  them  to  receive,  a  dividend  payable  in,  or  other distribution  of, Common Stock,  then (i) the Warrant Price shall be adjusted in accordance  with  Section  5(e) and (ii) the number of shares of  Warrant  Stock purchasable  upon  exercise of this  Warrant  shall be adjusted to the number of shares of Common Stock that Holder would have owned  immediately  following such action had this Warrant been exercised immediately prior thereto.

               (d) STOCK AND RIGHTS  OFFERING  TO  SHAREHOLDERS.  If the Company
shall at any time after the date of issuance of this Warrant  distribute  to all holders of its Common  Stock any shares of capital  stock of the Company  (other than Common Stock) or evidences of its  indebtedness  or assets  (excluding cash dividends or  distributions  paid from  retained  earnings or current  year's or prior year's  earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities  (excluding  those referred to in the immediately preceding  paragraph) (any of the foregoing being  hereinafter in this paragraph called the  "Securities"),  then in each such case,  the Company  shall  reserve shares or other units of such  securities  for  distribution  to the Holder upon exercise of this Warrant so that,  in addition to the shares of the Common Stock to which such Holder is entitled,  such Holder will  receive upon such  exercise the amount and kind of such Securities  which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the
Securities, exercised this Warrant.

               (e) WARRANT  PRICE  ADJUSTMENT.  Whenever the number of shares of
Warrant Stock  purchasable upon exercise of this Warrant is adjusted,  as herein provided,  the Warrant  Price payable upon the exercise of this Warrant shall be adjusted to that price  determined by multiplying the Warrant Price  immediately prior to such  adjustment  by a fraction (i) the numerator of which shall be the number of shares of Warrant  Stock  purchasable  upon  exercise of this  Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Warrant Stock  purchasable upon exercise of this Warrant immediately thereafter.

               (f) CERTAIN SHARES EXCLUDED. The number of shares of Common Stock outstanding at any given time for purposes of the  adjustments set forth in this
Section 5 shall  exclude any shares  then  directly  or  indirectly  held in the treasury of the Company.

               (g)  DEFERRAL  AND  CUMULATION  OF DE  MINIMIS  ADJUSTMENTS.  The
Company shall not be required to make any adjustment  pursuant to this Section 5 if the  amount of such  adjustment  would be less than one  percent  (1%) of the
Warrant Price in effect  immediately  before the event that would otherwise have given rise to such adjustment.  In such case, however, any adjustment that would otherwise  have  been  required  to be made  shall  be  made at the  time of and together with the next subsequent adjustment which, together with any adjustment or  adjustments  so carried  forward,  shall amount to not less than one percent
(1%) of the Warrant Price in effect  immediately before the event giving rise to such next subsequent adjustment.

               (h)  DURATION  OF  ADJUSTMENT.   Following  each  computation  or
readjustment  as provided in this Section 5, the new adjusted  Warrant Price and number of shares of Warrant  Stock  purchasable  upon  exercise of this  Warrant shall remain in effect until a further  computation or  readjustment  thereof is required.

            6. NOTICE TO HOLDERS.

               (a) NOTICE OF RECORD DATE. In case:

                   (i) the  Company  shall  take a record of the  holders of its
            Common Stock (or other stock or  securities  at the time  receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend  (other than a cash dividend  payable out of earned surplus of the Company) or other  distribution,  or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

                   (ii)  of  any  capital  reorganization  of the  Company,  any
            reclassification   of  the  capital   stock  of  the  Company,   any
            consolidation   with  or  merger  of  the   Company   into   another
            corporation,  or any conveyance of all or  substantially  all of the assets of the Company to another corporation; or

                   (iii) of any voluntary dissolution, liquidation or winding-up of the Company;

then,  and in each such case, the Company will mail or cause to be mailed to the
Holder hereof at the time outstanding a notice  specifying,  as the case may be,
(i) the date on which a record is to be taken for the purpose of such  dividend, distribution  or right,  and stating the amount and character of such  dividend,
distribution  or  right,  or  (ii)  the  date  on  which  such   reorganization,
reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place,  and the time, if any, is to be fixed,  as of which the holders of record of Common Stock (or such stock or  securities  at the time receivable  upon the  exercise  of this  Warrant)  shall be entitled to exchange their shares of Common Stock (or such other stock or securities)  for securities or  other  property  deliverable  upon  such  reorganization,  reclassification, consolidation,  merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least thirty (30) days prior to the record date therein  specified, or if no record date shall have been  specified  therein,  at least  thirty (30)
days prior to such specified  date,  provided , however,  failure to provide any such notice shall not affect the validity of such transaction.

               (b) CERTIFICATE OF ADJUSTMENT.  Whenever any adjustment  shall be made pursuant to Section 5 hereof, the Company shall promptly make a certificate signed by its Chairman,  Chief  Executive  Officer,  President,  Vice President,
Chief  Financial  Officer or Treasurer,  setting forth in reasonable  detail the event  requiring the  adjustment,  the amount of the  adjustment,  the method by which such  adjustment was calculated and the Warrant Price and number of shares of Warrant Stock  purchasable  upon exercise of this Warrant after giving effect to such adjustment,  and shall promptly cause copies of such  certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

            7. LOSS,  THEFT,  DESTRUCTION  OR  MUTILATION.  Upon  receipt by the
Company  of  evidence  satisfactory  to it, in the  exercise  of its  reasonable discretion,  of the ownership and the loss, theft,  destruction or mutilation of this  Warrant  and,  in the case of loss,  theft or  destruction,  of  indemnity reasonably  satisfactory  to the Company  and, in the case of  mutilation,  upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof,  without  expense to the Holder,  a new Warrant of like tenor dated the date hereof.

            8. WARRANT HOLDER NOT A STOCKHOLDER.  The Holder of this Warrant, as such,  shall not be entitled by reason of this Warrant to any rights  whatsoever as a stockholder of the Company.

            9.  DEFINITIONS.  As  used  herein,  unless  the  context  otherwise requires, the following terms have the respective meanings:

               (a) "AFFILIATE":  with respect to any Person, the following:  (i)
any other Person that at such time  directly or  indirectly  through one or more intermediaries  controls,  or is controlled  by or is under common  control with such first Person or (ii) any Person beneficially owning or holding, directly or indirectly,  10% or more of any  class of  voting  or  equity  interests  of the
Company  or any  Subsidiary  or any  corporation  of which the  Company  and its
Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly,
10% of  more  of any  class  of  voting  or  equity  interests.  As used in such definition, "controls," "controlled by" and "under common control," as used with respect to an Person, shall mean the possession,  directly or indirectly, of the power to  direct or cause  the  direction  of the  management  policies  of such
Person,  whether  through the  ownership of voting  securities,  by agreement or otherwise.

               (b)  "PERSON":  any natural  person,  corporation,  division of a corporation,  partnership,  limited  liability  company,  trust,  joint venture, association,  company, estate,  unincorporated organization or government or any agency or political subdivision thereof.

               (c) "SUBSIDIARIES":  with respect to any Person, any corporation, association  or  other  business  entity  (whether  now  existing  or  hereafter organized)  of which at least a majority of the  securities  or other  ownership interests  having ordinary voting power for the election of directors is, at the time as of which any  determination  is being made,  owned or controlled by such
Person or one or more subsidiaries of such Person.

            10.  NOTICES.  Any notice  required or  contemplated by this Warrant shall be  deemed  to have  been  duly  given if  transmitted  by  registered  or certified mail, return receipt  requested,  or nationally  recognized  overnight delivery service, to the Company at its principal executive offices,  Attention:
President,  or to the Holder at the name and  address  set forth in the  Warrant
Register maintained by the Company.

            11.  CHOICE OF LAW.  THIS  WARRANT IS ISSUED UNDER AND SHALL FOR ALL
PURPOSES BE GOVERNED BY AND  CONSTRUED IN  ACCORDANCE  WITH THE INTERNAL LAWS OF
THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

            IN WITNESS  WHEREOF,  the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by its duly authorized officers, as of this __ day of ___, 2005.

                                   RELATIONSERVE, INC.

                                   By:_______________________________
                                      Name:
                                      Title: